                                                              EXHIBIT 99.2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Border Bank:

    We have audited the accompanying balance sheets of The Border Bank (the "Bank") as of December 31, 1995 and 1994, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Border Bank as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in note 1 to the financial statements, the Bank changed its method of accounting for investment securities in 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                          /s/ KPMG PEAT MARWICK LLP

Houston, Texas
January 31, 1996

                                THE BORDER BANK

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                                                                      1995              1994
                                                                                ----------------  ----------------
Assets
    Cash and due from banks (note 2)..........................................  $      3,981,763  $      3,079,938
    Federal funds sold........................................................         8,750,000         4,500,000
                                                                                ----------------  ----------------
                Total cash and cash equivalents...............................        12,731,763         7,579,938
                                                                                ----------------  ----------------
    Investment securities available for sale (note 3).........................         6,778,515         8,725,350
    Investment securities held to maturity (note 3)...........................        47,457,398        49,994,782
    Loans, net of unearned discount (note 4)..................................        47,344,518        45,858,959
    Less allowance for loan losses (note 5)...................................         1,100,100           900,663
                                                                                ----------------  ----------------
                Net loans.....................................................        46,244,418        44,958,296
                                                                                ----------------  ----------------
    Bank premises and equipment, net of accumulated depreciation and
     amortization (note 6)....................................................         3,297,249         3,220,156
    Accrued interest receivable...............................................         2,242,370         1,726,997
    Other real estate owned...................................................           237,149           220,790
    Other assets..............................................................           405,691           576,634
    Deferred federal income taxes (note 8)....................................           110,156           120,395
                                                                                ----------------  ----------------
                                                                                $    119,504,709  $    117,123,338
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
Liabilities and Stockholders' Equity
    Liabilities:
        Deposits:
            Noninterest-bearing...............................................  $      7,137,218  $      7,012,379
            Interest-bearing (note 7).........................................        94,858,120        93,852,472
                                                                                ----------------  ----------------
                Total deposits................................................       101,995,338       100,864,851
        Accrued interest payable..............................................           246,702           207,772
        Deferred compensation payable (note 9)................................           107,600           107,600
        Other liabilities.....................................................            79,851           100,734
                                                                                ----------------  ----------------
                Total liabilities.............................................       102,429,491       101,280,957
                                                                                ----------------  ----------------
    Stockholders' equity:
        Common stock, $10 par value, 200,000 shares authorized, issued and
         outstanding..........................................................         2,000,000         2,000,000
        Certified surplus.....................................................         9,000,000         9,000,000
        Undivided profits.....................................................         6,078,518         4,994,409
        Unrealized loss on securities available for sale (note 3).............            (3,300)         (152,028)
                                                                                ----------------  ----------------
                Total stockholders' equity....................................        17,075,218        15,842,381
    Commitments and contingent liabilities (notes 4 and 10)
                                                                                ----------------  ----------------
                                                                                $    119,504,709  $    117,123,338
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                See accompanying notes to financial statements.

                                THE BORDER BANK

                             STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Interest income:
    Loans............................................................  $   5,326,329  $   5,328,325  $   5,411,271
    Investment securities............................................      3,430,612      3,338,920      3,340,360
    Federal funds sold...............................................        259,176        211,885        176,570
                                                                       -------------  -------------  -------------
        Total interest income........................................      9,016,117      8,879,130      8,928,201
                                                                       -------------  -------------  -------------
Interest expense:
    Savings, NOW and money market deposits...........................        947,113      1,023,946        987,085
    Time deposits....................................................      3,468,212      2,747,527      2,904,981
                                                                       -------------  -------------  -------------
        Total interest expense.......................................      4,415,325      3,771,473      3,892,066
                                                                       -------------  -------------  -------------
        Net interest income..........................................      4,600,792      5,107,657      5,036,135
Provision for loan losses (note 5)...................................        485,283        396,523        265,219
                                                                       -------------  -------------  -------------
        Net interest income after provision for loan losses..........      4,115,509      4,711,134      4,770,916
Noninterest income:
    Service charges on deposit accounts..............................        255,241        237,979        186,743
    Other service charges and fees...................................         32,554         29,644         38,678
    Other............................................................         28,385        135,260         60,629
                                                                       -------------  -------------  -------------
        Total noninterest income.....................................        316,180        402,883        286,050
                                                                       -------------  -------------  -------------
Noninterest expense:
    Salaries and employee benefits...................................      1,055,597      1,060,701        945,165
    Net occupancy expense............................................        381,852        367,077        314,787
    Legal and professional fees......................................        215,052         89,935         86,781
    Data processing fees.............................................        106,169         89,035         73,699
    Directors' fees..................................................         46,200         47,600         33,600
    FDIC assessment..................................................        121,269        229,312        205,873
    Other............................................................        241,051        301,428        820,777
                                                                       -------------  -------------  -------------
        Total noninterest expense....................................      2,167,190      2,185,088      2,480,682
                                                                       -------------  -------------  -------------
        Income before income tax expense.............................      2,264,499      2,928,929      2,576,284
Income tax expense (note 8)..........................................        380,390        604,132        500,840
                                                                       -------------  -------------  -------------
        Net income...................................................  $   1,884,109  $   2,324,797  $   2,075,444
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Net income per share.................................................  $        9.42  $       11.62  $       10.38
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                See accompanying notes to financial statements.

                                THE BORDER BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                UNREALIZED
                                                                                               GAIN (LOSS)
                                                                                                    ON
                                                                                                SECURITIES       TOTAL
                                                                  CERTIFIED      UNDIVIDED      AVAILABLE    STOCKHOLDERS'
                                                 COMMON STOCK      SURPLUS        PROFITS        FOR SALE        EQUITY
                                                 -------------  -------------  --------------  ------------  --------------
Balance at December 31, 1992...................  $   2,000,000  $   7,000,000  $    3,394,168  $    --       $   12,394,168
Cash dividends on common stock.................       --             --              (400,000)      --             (400,000)
Transfer of Undivided profits to Certified
 surplus.......................................       --            2,000,000      (2,000,000)      --             --
Net income for 1993............................                                     2,075,444       --            2,075,444
                                                 -------------  -------------  --------------  ------------  --------------
Balance at December 31, 1993...................      2,000,000      9,000,000       3,069,612       --           14,069,612
Effect of change to adopt an accounting
 principle -- accounting for unrealized gain
 (loss) on securities available for sale (note
 3)............................................       --             --              --             (37,546)        (37,546)
Cash dividends on common stock.................       --             --              (400,000)      --             (400,000)
Change in unrealized gain (loss) on securities
 available for sale (note 3)...................       --             --                            (114,482)       (114,482)
Net income for 1994............................       --             --             2,324,797       --            2,324,797
                                                 -------------  -------------  --------------  ------------  --------------
Balance at December 31, 1994...................      2,000,000      9,000,000       4,994,409      (152,028)     15,842,381
Cash dividends on common stock.................       --             --              (800,000)      --             (800,000)
Change in unrealized gain (loss) on securities
 available for sale (note 3)...................       --             --              --             148,728         148,728
Net income for 1995............................       --             --             1,884,109       --            1,884,109
                                                 -------------  -------------  --------------  ------------  --------------
Balance at December 31, 1995...................  $   2,000,000  $   9,000,000  $    6,078,518  $     (3,300) $   17,075,218
                                                 -------------  -------------  --------------  ------------  --------------
                                                 -------------  -------------  --------------  ------------  --------------

                See accompanying notes to financial statements.

                                THE BORDER BANK

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                             1995             1994             1993
                                                                        ---------------  ---------------  ---------------
Cash flows from operating activities:
    Net income........................................................  $     1,884,109  $     2,324,797  $     2,075,444
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization of bank premises and
         equipment....................................................          163,603          128,798          119,435
        Net discount accretion on investment securities...............         (131,534)         (31,290)          (7,677)
        Provision for loan losses.....................................          485,283          396,523          265,219
        Losses on sales of other real estate owned....................            6,029           11,192            6,256
        (Increase) decrease in accrued interest receivable, other
         assets and deferred federal income taxes.....................         (410,806)         337,241         (124,353)
        Increase in accrued interest payable and other liabilities....           18,047           24,535          107,346
        Write-downs of other real estate..............................        --                  12,509        --
                                                                        ---------------  ---------------  ---------------
            Total adjustments.........................................          130,622          879,508          366,226
                                                                        ---------------  ---------------  ---------------
            Net cash provided by investing activities.................        2,014,731        3,204,305        2,441,670
                                                                        ---------------  ---------------  ---------------
Cash flows from investing activities:
    Proceeds from investment security maturities and principal
     repayments.......................................................        8,678,114        5,115,000        7,595,000
    Proceeds from called investment securities........................        6,905,000        4,785,000        4,742,487
    Purchase of investment securities.................................       (1,964,429)     (14,371,015)     (20,153,723)
    Net (increase) decrease in loans..................................       (1,977,648)       2,179,765       (6,112,667)
    Recoveries on loans charged off...................................           18,507           12,537           33,104
    Purchases of bank premises and equipment..........................         (240,696)      (1,519,306)        (229,354)
    Proceeds from sales of other real estate owned....................          152,129          178,447           83,386
                                                                        ---------------  ---------------  ---------------
    Net cash provided by (used in) investing activities...............        2,806,607       (3,619,572)     (14,041,767)
                                                                        ---------------  ---------------  ---------------
Cash flows from financing activities:
    Increase in deposits..............................................        1,130,487          343,854        6,692,667
    Dividends paid on common stock....................................         (800,000)        (400,000)        (400,000)
                                                                        ---------------  ---------------  ---------------
            Net cash provided by (used in) financing activities.......          330,487          (56,146)       6,292,667
                                                                        ---------------  ---------------  ---------------
            Net increase (decrease) in cash and cash equivalents......        5,151,825         (471,413)      (5,307,430)
Cash and cash equivalents at beginning of year........................        7,579,938        8,051,351       13,358,781
                                                                        ---------------  ---------------  ---------------
Cash and cash equivalents at end of year..............................  $    12,731,763  $     7,579,938  $     8,051,351
                                                                        ---------------  ---------------  ---------------
                                                                        ---------------  ---------------  ---------------
Supplemental disclosure of cash flow information:
    Interest paid.....................................................  $     4,415,325  $     3,746,012  $     3,922,076
    Taxes paid........................................................          437,000          506,666          497,572
                                                                        ---------------  ---------------  ---------------
                                                                        ---------------  ---------------  ---------------
Supplemental schedule of noncash investing and financing activities --
 foreclosure of assets in partial satisfaction of loans receivable....  $       174,517  $       211,098  $       238,534
                                                                        ---------------  ---------------  ---------------
                                                                        ---------------  ---------------  ---------------

                See accompanying notes to financial statements.

                                THE BORDER BANK

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to prevailing practices within the banking industry. A summary of the more significant accounting policies follows:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and due from banks and federal funds sold are considered to be cash equivalents. Federal funds sold generally have one-day maturities.

INVESTMENT SECURITIES

    In May  1993,  the  Financial Accounting  Standards  Board  ("FASB")  issued
Statement of Financial Accounting Standards No. 115 ("Statement 115"), "Accounting for Certain Investments in Debt and Equity Securities." Statement 115 establishes standards of financial accounting and reporting for investments in equity securities that have a readily determinable fair value and for all investments in debt securities. At acquisition, a bank is required to classify debt and equity securities into one of three categories: held to maturity, trading or available for sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held to maturity and measured at amortized cost in the balance sheet only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the balance sheet with unrealized holding gains and losses included in earnings. Investments not classified as held to maturity nor trading are classified as available for sale and measured at fair value in the balance sheet with unrealized holding gains and losses, net of applicable income taxes, reported in a separate component of stockholders' equity until realized.

    Effective January 1, 1994, the Bank adopted Statement 115, which had no impact on the Bank's income statement as all securities were classified as either held to maturity or available for sale. Accounting for securities classified as held to maturity will continue on the basis of amortized cost. Securities classified as available for sale will be measured at market value with the net unrealized holding gains and losses reported in a separate component of stockholders' equity until realized. Purchases of investment securities are classified as available for sale or held to maturity at time of purchase as determined by management.

    Premiums and discounts are amortized and accreted using a method which approximates level yield. Gains and losses on available for sale investment securities sold are recognized in operations at the time of sale based on the specific identification method. Security purchases and sales are recorded on the trade date.

LOANS

    Management continually reviews the loan portfolio to identify loans which, with respect to principal or interest, have or may become collection problems. A loan is generally placed on nonaccrual status when principal or interest is past due 90 days or more, and the loan is not both well-secured and in the process of collection. A loan is also placed on nonaccrual status immediately if, in the opinion of management, full collection of principal or interest is unlikely. At the time a loan is placed on nonaccrual

                                THE BORDER BANK

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) status, interest previously recognized but uncollected is reversed and charged against current income. Subsequent interest payments received on nonaccrual loans are either applied against principal or reported as income, depending on management's assessment of the ultimate collectibility of principal.

    Unearned interest on installment loans is recognized as income over the terms of the related loans on a basis which results in approximately level rates of return over the terms of the loans.

    In May 1993, the FASB issued Statement of Financial Accounting Standards No. 114 ("Statement 114"), "Accounting by Creditors for Impairment of a Loan," which addresses the accounting by creditors for impairment of certain loans, as defined. In October 1994, Statement 114 was amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan, Income Recognition and Disclosures." Implementation of these pronouncements in the first quarter of 1995 did not have a material effect on the Bank's financial statements.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established by a charge to operations as deemed necessary by management to maintain the allowance for loan losses at an amount considered adequate to absorb known or possible loan losses in the Bank's loan portfolio. The provision is determined based on management's evaluation of the loan portfolio, giving consideration to existing economic conditions, changes in the loan portfolio, historical loan loss factors and other relevant information. Management believes that the allowance for loan losses is adequate.

    Loans are charged against the allowance for loan losses when management believes the collection of principal is unlikely. Recoveries of amounts previously charged off are credited to the allowance.

BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are recorded at cost. Expenditures for improvements are capitalized. Repairs and maintenance which do not extend the life of bank premises and equipment are charged to expense as incurred. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Any gain or loss resulting from disposition of premises and equipment is reflected in earnings.

OTHER REAL ESTATE OWNED

    Other real estate owned is recorded at fair value at the date of foreclosure which is subsequently considered cost. At subsequent dates, other real estate is carried at the lower of fair value minus estimated costs to sell or cost. Fair values are determined generally by reference to appraisals. Rental income earned and expenses incurred related to real estate owned are recognized during the period earned or incurred and are included in noninterest expense at their net amount.

FEDERAL INCOME TAXES

    Deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is recognized as a result of the change in the asset or liability during the year.

                                THE BORDER BANK

(2)   RESERVE REQUIREMENTS
    The Bank is required to maintain certain daily reserve balances on hand or on deposit with the Federal Reserve Bank in accordance with Federal Reserve Board requirements. These deposits are noninterest bearing and not available for investment purposes. Cash and due from bank balances maintained in accordance with such requirements at December 31, 1995 was approximately $25,000.

(3)   INVESTMENT SECURITIES
    The amortized cost and estimated market value, which is the carrying value, of investment securities available for sale at December 31, 1995 and December 31, 1994 are as follows:

                                                                         1995
                                                -------------------------------------------------------
                                                                  GROSS        GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED     ESTIMATED
              AVAILABLE FOR SALE                    COST          GAINS        LOSSES     MARKET VALUE
----------------------------------------------  -------------  -----------  ------------  -------------
U.S. treasuries...............................  $   3,004,777   $   5,927   $     (4,104) $   3,006,600
U.S. government agencies......................      3,778,740       9,186        (16,011)     3,771,915
                                                -------------  -----------  ------------  -------------
                                                $   6,783,517   $  15,113   $    (20,115) $   6,778,515
                                                -------------  -----------  ------------  -------------
                                                -------------  -----------  ------------  -------------


                                                                         1994
                                                -------------------------------------------------------
                                                                  GROSS        GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED     ESTIMATED
              AVAILABLE FOR SALE                    COST          GAINS        LOSSES     MARKET VALUE
----------------------------------------------  -------------  -----------  ------------  -------------
U.S. treasuries...............................  $   1,995,054   $  --       $    (58,304) $   1,936,750
U.S. government agencies......................      6,960,640      --           (172,040)     6,788,600
                                                -------------  -----------  ------------  -------------
                                                $   8,955,694   $  --       $   (230,344) $   8,725,350
                                                -------------  -----------  ------------  -------------
                                                -------------  -----------  ------------  -------------

    At December 31, 1995 and 1994, the Bank has recorded net unrealized holding losses on securities available for sale, net of income tax, as a decrease in stockholders' equity of $3,300 and $152,028, respectively.

    The amortized cost, which is the carrying value, and estimated market value of investment securities held to maturity at December 31, 1995 and December 31, 1994 are as follows:

                                                                      1995
                                          -------------------------------------------------------------
                                                              GROSS          GROSS
                                                           UNREALIZED      UNREALIZED      ESTIMATED
            HELD TO MATURITY              AMORTIZED COST      GAINS          LOSSES       MARKET VALUE
----------------------------------------  --------------  -------------  --------------  --------------
U.S. government agencies................  $   27,247,565  $     156,236  $     (345,402) $   27,058,399
Obligations of state and political
 subdivisions...........................      18,633,086      1,265,601          (3,361)     19,895,326
Other...................................       1,576,747         66,429        --             1,643,176
                                          --------------  -------------  --------------  --------------
                                          $   47,457,398  $   1,488,266  $     (348,763) $   48,596,901
                                          --------------  -------------  --------------  --------------
                                          --------------  -------------  --------------  --------------


                                                                      1994
                                          -------------------------------------------------------------
                                                              GROSS          GROSS
                                                           UNREALIZED      UNREALIZED      ESTIMATED
            HELD TO MATURITY              AMORTIZED COST      GAINS          LOSSES       MARKET VALUE
----------------------------------------  --------------  -------------  --------------  --------------
U.S. government agencies................  $   27,689,133  $       9,648  $   (1,176,060) $   26,522,721
Obligations of state and political
 subdivisions...........................      20,232,429        527,174        (414,166)     20,345,437
Other...................................       2,073,220         12,341         (82,746)      2,002,815
                                          --------------  -------------  --------------  --------------
                                          $   49,994,782  $     549,163  $   (1,672,972) $   48,870,973
                                          --------------  -------------  --------------  --------------
                                          --------------  -------------  --------------  --------------

                                THE BORDER BANK

(3)   INVESTMENT SECURITIES (CONTINUED)
    The amortized cost and estimated market value of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                           ESTIMATED
                          AVAILABLE FOR SALE                             AMORTIZED COST   MARKET VALUE
-----------------------------------------------------------------------  --------------  --------------
Due in one year or less................................................  $    3,492,918  $    3,474,200
Due after one year through five years..................................       3,290,599       3,304,315
                                                                         --------------  --------------
                                                                         $    6,783,517  $    6,778,515
                                                                         --------------  --------------
                                                                         --------------  --------------


                           HELD TO MATURITY
-----------------------------------------------------------------------
Due in one year or less................................................  $    3,552,921  $    3,550,443
Due after one year through five years..................................      32,518,814      32,856,305
Due after five years through ten years.................................       7,676,266       8,229,114
Due after ten years....................................................       3,709,397       3,961,039
                                                                         --------------  --------------
                                                                         $   47,457,398  $   48,596,901
                                                                         --------------  --------------
                                                                         --------------  --------------

    Included in held to maturity and available for sale securities at December 31, 1995 are approximately $2,500,000 and $987,000, respectively, of investment securities that pay interest based on a set coupon rate with a foreign exchange rate adjustment or based directly on a foreign index. The held to maturity securities have a market value of $2,472,000. All of the securities mature during 1996 and 1997, with the exception of one security maturing in the year 2000. The securities are paying interest at a rate of approximately 2.76%. One security of approximately $500,000 has an interest rate floor of 3.00%. The interest rate on the other securities could reset to zero. No loss of principal is anticipated by management on any of the aforementioned securities.

    There were no sales for the years ended December 31, 1995 and 1994 from either the available for sale or held to maturity categories.

    Securities  with  a   carrying  value  of   approximately  $13,437,000   and
$12,614,000 were pledged at December 31, 1995 and 1994, respectively, to secure public deposits of $10,049,000 and $9,796,000

(4)   LOANS
    Loans at December 31, 1995 and 1994 are as follows:

                                                                              1995            1994
                                                                         --------------  --------------
Commercial.............................................................  $   15,452,457  $   15,416,038
Real estate:
    Construction.......................................................         751,231         956,662
    Commercial.........................................................      20,216,699      15,903,244
    Agriculture........................................................       1,130,755         629,500
    1-4 single family residence........................................       7,206,746       8,362,315
Consumer...............................................................       2,557,042       3,418,871
Overdraft and other....................................................         270,000       1,537,503
                                                                         --------------  --------------
                                                                             47,584,930      46,224,133
Less unearned discount.................................................        (240,412)       (365,174)
                                                                         --------------  --------------
                                                                         $   47,344,518  $   45,858,959
                                                                         --------------  --------------
                                                                         --------------  --------------

                                THE BORDER BANK

(4)   LOANS (CONTINUED)
    The majority of the Bank's loans are to companies and individuals which are headquartered or are employed in the Rio Grande Valley, but may conduct business on a statewide national or international scale. Repayment of those loans is dependent on the economy in that area, the economic situation in Mexico and surrounding areas.

    The Border Bank makes loans to individuals or companies that are residents of, or domiciled in, Mexico. Such loans may be secured or unsecured. Secured loans include loans secured by deposits in the Bank, real estate in the United States or Mexico, or equipment. At December 31, 1995 and 1994, the Bank had outstanding approximately $11,826,000 and $12,178,000, respectively, of such loans. Interest income related to such loans for the years ended December 31, 1995, 1994 and 1993 was approximately $1,329,000, $732,000 and $1,110,000, respectively.

    All loans to officers, directors and stockholders of the Bank and associates of such persons are, in the opinion of management, made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans of like quality and risk of collectibility. The outstanding balance of direct and indirect personal borrowings of executive officers and directors of the Bank at December 31, 1995 and 1994 was approximately $1,704,000 and $2,403,000, respectively.

    Nonaccrual loans approximated $189,000 and $226,000 at December 31, 1995 and 1994, respectively. If interest on these loans had been accrued at the original contractual rates, interest income would have been increased by approximately $2,400 and $34,000 for the years ended December 31, 1995 and 1994. There were no renegotiated loans outstanding at December 31, 1995 and 1994.

    In the normal course of business, the Bank enters into various transactions which, in accordance with generally accepted accounting principles, are not included on the balance sheets. These transactions are referred to as "off-balance sheet commitments." The Bank enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and letters of credit which involve elements of credit risk. The Bank minimizes its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

    Outstanding commitments and letters of credit at December 31, 1995 and 1994 are approximately as follows:

                                                                                1995           1994
                                                                            -------------  -------------
Commitments to extend credit..............................................  $   2,151,000  $   1,663,000
Letters of credit.........................................................        470,000        279,000
                                                                            -------------  -------------
                                                                            -------------  -------------

(5)   ALLOWANCE FOR LOAN LOSSES
    A summary of the activity in the allowance for loan losses for the years ended December 31, 1995 and 1994 is as follows:

                                                                                  1995          1994
                                                                              -------------  -----------
Balance at beginning of year................................................  $     900,663  $   623,778
Provision for loan losses...................................................        485,283      396,523
Loans charged off...........................................................       (304,353)    (132,175)
Recoveries..................................................................         18,507       12,537
                                                                              -------------  -----------
Balance at end of year......................................................  $   1,100,100  $   900,663
                                                                              -------------  -----------
                                                                              -------------  -----------

                                THE BORDER BANK

(6)   BANK PREMISES AND EQUIPMENT
    Bank premises and equipment and related accumulated depreciation and amortization at December 31, 1995 and 1994 are as follows:

                                                            ESTIMATED
                                                           USEFUL LIVES       1995            1994
                                                           ------------  --------------  --------------
Land.....................................................       --       $      630,757  $      500,785
Premises.................................................     40 years        2,990,006       2,914,459
Furniture, fixtures and equipment........................     10 years          987,740         965,797
Automobiles..............................................      3 years           52,230          46,636
Less accumulated depreciation and amortization...........                    (1,363,484)     (1,207,521)
                                                                         --------------  --------------
                                                                         $    3,297,249  $    3,220,156
                                                                         --------------  --------------
                                                                         --------------  --------------

    Depreciation expense was approximately $164,000, $148,000 and $119,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

(7)   INTEREST-BEARING DEPOSITS
    Interest-bearing deposits at December 31, 1995 and 1994 are as follows:

                                                                              1995            1994
                                                                         --------------  --------------
Savings, money market and NOW accounts.................................  $   28,668,215  $   29,279,190
Certificates of deposit less than $100,000.............................      21,520,413      19,458,632
Certificates of deposit of $100,000 or more............................      44,669,492      45,114,650
                                                                         --------------  --------------
                                                                         $   94,858,120  $   93,852,472
                                                                         --------------  --------------
                                                                         --------------  --------------

    Interest expense for certificates of deposit of $100,000 or more for the years ended December 31, 1995, 1994 and 1993 was approximately $1,649,000, $1,980,000 and $1,476,000, respectively.

(8)   INCOME TAXES
    The components of income tax expense for the years ended December 31, 1995, 1994 and 1993 are as follows:

                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Federal:
    Current tax expense..........................................  $   446,766  $   570,177  $   460,787
    Deferred tax (benefit) expense...............................      (66,376)      33,955       40,053
                                                                   -----------  -----------  -----------
        Income tax expense.......................................  $   380,390  $   604,132  $   500,840
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

    The income tax expense for the years ended December 31, 1995, 1994 and 1993 differs from the amount computed by applying the federal income tax rate of 34% to income before income tax expense as follows:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Computed "expected" tax expense...............................  $    769,930  $    995,836  $    875,937
Increase (reduction) in tax resulting from:
    Tax-exempt interest, net..................................      (423,414)     (405,528)     (405,384)
    Other, net................................................        33,874        13,824        30,287
                                                                ------------  ------------  ------------
                                                                $    380,390  $    604,132  $    500,840
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

                                THE BORDER BANK

(8)   INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                                   1995         1994
                                                                                -----------  -----------
Deferred tax assets:
    Allowance for loan losses.................................................  $   282,431  $   215,392
    Deferred compensation.....................................................       36,584       36,584
    Other real estate.........................................................        4,250        4,250
    Unrealized losses on investment securities................................        1,701       78,317
    Alternative minimum tax carryforward......................................       94,831       94,831
                                                                                -----------  -----------
                                                                                    419,797      429,374
                                                                                -----------  -----------
Deferred tax liabilities:
    Premises and equipment....................................................      277,106      254,019
    Other assets..............................................................       32,535       54,960
                                                                                -----------  -----------
                                                                                    309,641      308,979
                                                                                -----------  -----------
        Net deferred tax asset................................................  $   110,156  $   120,395
                                                                                -----------  -----------
                                                                                -----------  -----------

    Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

(9)   EMPLOYEE BENEFITS
    The Bank has a deferred compensation plan for the benefit of one individual. The plan provides for a retirement benefit, payable to the individual (or designated beneficiary or estate if death occurs prior to payment of the full amount of deferred compensation), of $13,350 each year beginning March 15, 1995 and continuing thereafter for fourteen years.

    The Bank owns and is the beneficiary of a life insurance policy on the former employee covered by the deferred compensation plan. The face value of the life insurance policy is approximately equal to the total benefits to be paid under the plan.

(10)  CONTINGENT LIABILITIES
    The Bank is involved in certain claims and suits occurring in the ordinary course of business. Management believes that the probable resolution of such claims and suits will not have a material adverse affect on the financial condition of the Bank.

                                THE BORDER BANK

(11)  FAIR VALUE OF FINANCIAL INSTRUMENTS
    The estimated fair values at December 31, 1995 and methods and assumptions used to determine the estimated fair values are set forth below for the Bank's financial instruments:

                                                                        CARRYING OR
                                                                       NOTIONAL VALUE      FAIR VALUE
                                                                      ----------------  ----------------
Financial assets:
    Cash and due from banks.........................................  $      3,981,763  $      3,981,763
    Federal funds sold..............................................         8,750,000         8,750,000
    Investment securities...........................................        54,235,913        55,375,416
    Net loans.......................................................        46,244,418        46,121,036
Financial liabilities -- deposits...................................       101,995,338       102,134,065
Off-balance sheet instruments:
    Commitments to extend credit....................................         2,151,000         2,151,000
    Letters of credit...............................................           470,100           470,100
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

CASH AND DUE FROM BANKS

    Carrying value approximates fair value because of the short maturity of these instruments and no anticipated credit concerns.

FEDERAL FUNDS SOLD

    Carrying value approximates fair value because of the short maturity of these instruments and no anticipated credit concerns.

INVESTMENT SECURITIES

    The fair values of investment securities are estimated based on quoted market prices from investment dealers and companies.

NET LOANS

    The fair value of loans is estimated for segregated groupings of loans with similar financial characteristics. Loans are segregated by type and the fair value of loans is estimated using current market rates for the type of loan.

DEPOSITS

    The fair value of deposits with short-term or no stated maturity, such as checking, savings, NOW accounts and money market accounts, is equal to the amounts payable at December 31, 1995. The fair value of certificates of deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND LETTERS OF CREDIT

    The fair value of commitments to extend credit and letters of credit are estimated using current interest rates and committed rates.

(12)  REGULATORY SUPERVISION
    As a result of criticisms reflected in the June 28, 1993 Report of Examination by the Texas Department of Banking, a Memorandum of Understanding (the "Memorandum") was entered into between the Board of Directors of the Bank and the Banking Commissioner of Texas on October 8, 1993. The Memorandum required that the Bank, among other provisions, increase Board of Director supervision over loan activities, revise the existing loan policy, increase the allowance for loan losses and reduce criticized assets. Additionally, the Bank's Board of Directors are required to submit to the Commissioner and Regional Director of the FDIC, a written report of the actions taken to comply with the Memorandum

                                THE BORDER BANK

(12)  REGULATORY SUPERVISION (CONTINUED)
within fifteen days after the end of each calendar quarter. Failure to comply with the requirements of the Memorandum could subject the Bank to additional action by bank regulatory authorities. Management has made efforts to comply with the requirements of the Memorandum and believes such additional action will not be taken by regulatory authorities.

(13)  PENDING TRANSACTION
    On January 9, 1996, a definitive agreement was signed under which the Border Bank will be purchased by Texas State Bank, the principal operating subsidiary of Texas Regional Bancshares, Inc. The agreement has been approved by the Boards of Directors of the Border Bank, Texas State Bank and Texas Regional Bancshares, Inc. The sale of the Bank is subject to approval by the appropriate regulatory agencies and contingent upon, among other things, Texas Regional Bancshares, Inc. having successfully raised additional capital to partially fund the transaction.

(14)  SUBSEQUENT EVENT
    On January 12, 1996, the Bank declared and paid a dividend of $2.50 per share, or $500,000 in the aggregate, to shareholders of record at that date.